UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 20, 2014

EACO Corporation
(Exact name of registrant as specified in its charter)

Florida	000-14311	59-2597349
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 N. Lakeview Avenue, Anaheim, California	92807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 876-2490

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

EACO Corporation (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) on May 20, 2014. The total number of shares of the Company’s common stock represented in person or by proxy at the Annual Meeting was 4,851,533 shares, or 99.79% of the outstanding shares as of the record date for the meeting. At the Annual Meeting, the Company’s shareholders: (i) elected four directors to the Company’s Board of Directors and (ii) ratified the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2014, each as more fully described below.

Proposal One: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Stephen Catanzaro	4,764,097	207	87,229
Glen F. Ceiley	4,764,047	257	87,229
Jay Conzen	4,764,097	207	87,229
William L. Means	4,764,097	207	87,229

Proposal Two: Ratification of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2014

For	Against	Abstain	Broker Non-Votes
4,849,947	1,486	100	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2014	EACO CORPORATION

	By:	/S/ GLEN CEILEY
Glen Ceiley, Chief Executive Officer